Exhibit 10.2

COSI, INC.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of April 10, 2015, by and among Cosi, Inc., a Delaware corporation (the “Company”), and the persons identified on Schedule A hereto (each, a “Holder” and, collectively, the “Holders”).

WHEREAS, the Company has issued and agreed to issue shares of its common stock, par value $0.01 per share (the “Common Stock”) to the Investors in offerings not registered under the Securities Act (as defined below); and

WHEREAS, the Investors and the Company desire to enter into this Agreement to set forth certain registration rights of the Investors with respect to such shares of Common Stock.

NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth herein, the parties mutually agree as follows:

ARTICLE 1

DEFINITIONS

As used in this agreement, the following terms shall have the following meanings:

“Affiliate” of any Person shall mean any other Person who either directly or indirectly is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York are authorized by law, regulation or executive order to close.

“Common Stock” shall mean the common stock of the Company, par value $.01 per share.

“Company Indemnified Parties” shall have the meaning set forth in Section 2.6(a) hereof.

“Company Registration” shall have the meaning set forth in Section 2.2 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

“Holder” shall mean the Investors and each Permitted Transferee of any Investor.  For purposes of this Agreement, the Company may deem the registered holder of a Registrable Security as the Holder thereof.

“Holder Indemnified Parties” shall have the meaning set forth in Section 2.6(b) hereof.

“Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereof.

“Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereof.

“Material Development Condition” shall have the meaning set forth in Section 2.4(b) hereof.

“Person” shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group (within the meaning of Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.

“Permitted Transferee” shall mean a transferee of Registrable Securities.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Registrable Securities” shall mean (i) the shares of Common Stock held by the Investors as of the date hereof and identified opposite such Investors’ names on Schedule A hereto and (ii) any other securities issued or issuable with respect to such shares of Common Stock as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, reclassification, merger, consolidation or similar transaction in respect of such shares of Common Stock (“Successor Securities”); provided, that any shares of Common Stock and any Successor Securities held by the Investors or any other Holder shall cease to be Registrable Securities upon the earliest of the following:  (i) a registration statement registering such shares of Common Stock or Successor Securities, as the case may be, under the Securities Act has been declared or becomes effective and such shares of Common Stock or Successor Securities, as the case may be, have been sold or otherwise transferred by the Holder or owner thereof pursuant to such effective registration statement; (ii) such shares of Common Stock or Successor Securities, as the case may be, are sold or otherwise transferred to the public pursuant to Rule 144; or (iii) all such shares of Common Stock or Successor Securities, as the case may be, held by such Holder may be sold in a single transaction in any 90-day period without registration pursuant to Rule 144 under the Securities Act.

“Registration Expenses” shall have the meaning set forth in Section 2.5 hereof.

“Registration Statement” shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Requesting Securityholder Registration” has the meaning set forth in Section 2.2 hereof.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations promulgated by the SEC from time to time thereunder.

“Underwritten Offering” shall mean a registered offering in which shares of Common Stock are sold to an underwriter for reoffering to the public.

ARTICLE 2

REGISTRATION RIGHTS.

Section 2.1  Shelf Registration.

(a)  Shelf Registration.  No later than 30 days following the date of this Agreement, the Company shall prepare and file with the SEC a “shelf” Registration Statement on Form S-3 (if the Company is then eligible to use Form S-3 or any comparable or successor form or forms or any similar short form registration covering the resale of such Registrable Securities for which the Company is then eligible) relating to the offer and sale of the Registrable Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Registration Statement and Rule 415 promulgated under the Securities Act (together with any additional registration statements filed to register any Registrable Securities, including those that were subject to a Rule 415 Limitation, the “Shelf Registration”).  In no event shall the Company be obligated to effect any Shelf Registration other than pursuant to a Form S-3 (or any comparable or successor form or forms or any similar short form registration covering the resale of such Registrable Securities) if the Company is then eligible to use Form S-3 (or such comparable or successor form) for the registration of the Registrable Securities under the Securities Act.  If the Company is not eligible to use Form S-3 (or such comparable or successor form) at the time of filing of a Registration Statement pursuant to this Section 2.1,  the Company will use Form S-1 (or such comparable or successor form thereto) to effect such registration and will undertake to register the Registrable Securities on Form S-3 (or such comparable or successor form thereto) promptly after such form is available for use by the Company; provided that the Company shall not be obligated to keep effective any Shelf Registration on Form S-1 for a period in excess of one hundred eighty (180) days in any twelve (12) month period (treating, for purposes of such determination, any days included in any Deferral Period as days during which such Shelf Registration is not effective); provided further, that upon regaining eligibility to use Form S-3 (or any comparable or successor form) the Company shall promptly file a Shelf Registration on Form S-3 (or such comparable or successor form thereto) covering all of the then Registrable Securities and, subject to the immediately preceding proviso, will maintain the effectiveness of the Shelf Registration on Form S-1 (or such comparable or successor form) then in effect until such time as a Shelf Registration on Form S-3 (or such comparable or successor form thereto) covering the Registrable Securities has been declared effective by the SEC.  If the Company continues to not be eligible to use Form S-3 (or such comparable or successor form thereto) to register the Registrable Securities after the one hundred eighty (180) day period referred to above has expired in respect of the most recent Shelf Registration on Form S-1 (or such comparable or successor form thereto), the Company will, upon the written request of one or more Holders file another Shelf Registration on Form S-1 (or such comparable or successor form thereto) covering the Registrable Securities subject to the same limitations regarding maintenance of effectiveness as described above; provided that the Company shall not be obligated to file more than one (1) Shelf Registration on Form S-1 (or such comparable or successor form thereto), together with any amendments thereto, in any calendar year and shall not be obligated to file a Shelf Registration on Form S-1 (or such comparable or successor form thereto), other than the initial Shelf Registration on Form S-1, until the date that is ninety (90) days after the expiration of the one hundred eighty (180) day period referred to above in respect of the immediately preceding Shelf Registration on Form S-1 (or such comparable or successor form thereto).  Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause each Registration Statement filed pursuant to this Section 2.1 to be declared effective under the Securities Act as promptly as possible after the filing thereof.  The Company shall use commercially reasonable efforts to address any comments from the SEC regarding any such Registration Statement and to advocate with the SEC for the registration of all Registrable Securities.  Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Registrable Securities on a Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the Holders (a “Rule 415 Limitation”) or otherwise, such Registration Statement shall register the resale of a number of Registrable Securities which is equal to the maximum number of shares as is permitted by the SEC, and, subject to the provisions of this Section 2.1, the Company shall continue to use its commercially reasonable efforts to register all remaining Registrable Securities as promptly as practicable in accordance with the applicable rules, regulations and guidance of the SEC.  In such event, the number of Registrable Securities to be registered for each Holder in such Registration Statement shall be reduced pro rata among all Holders.

(b)  Effectiveness of Registration Statement.  Subject to Section 2.4(b), the Company agrees to use its commercially reasonable efforts to (i) cause the Registration Statement relating to any registration pursuant to this Section 2.1 to become effective as promptly as practicable following the date hereof, and (ii) thereafter keep such Registration Statement effective continuously for a period ending on the earlier of (x) the date which is one hundred eighty (180) days after the effective date of such Registration Statement (subject to extension as provided in Sections 2.3(b) and 2.4(b)) and (y) the date on which all Registrable

Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed.

(c)  Inclusion of Other Securities; Cutback.  The Company, and any other holder of the Company’s securities who has registration rights, may include its securities in any registration effected pursuant to this Section 2.1 on a basis no less favorable to the Holders than that of any other holder of the Common Stock of the Company who has registration rights; provided, however, that if the managing underwriter of a proposed Underwritten Offering contemplated thereby advises the Holders in writing that the total amount or kind of securities to be included in such proposed public offering exceeds the number or is not of a type that can be sold in such offering within a price range acceptable to the Holders, then the amount or kind of securities offered for the account of the following groups of holders shall be reduced pro rata among members of such group in accordance with such managing underwriter’s recommendation in the following order of priority (with the securities to be reduced first listed first): (i) securities other than Registrable Securities; (ii) securities offered by the Company; and (iii) Registrable Securities; and provided, further, that no Registrable Securities shall be reduced until all securities other than Registrable Securities and securities offered by the Company are entirely excluded from the underwriting.

Section 2.2  Piggyback Registration.  If the Company at any time proposes to file a registration statement with respect to any of its equity securities, whether for its own account (other than a registration statement on Form S-4 or S-8 (or any successor or substantially similar form)), or in connection with (a) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan, or (b) a dividend reinvestment plan) (any of the foregoing, a “Company Registration”), or for the account of a holder of securities of the Company pursuant to demand registration rights granted by the Company (a “Requesting Securityholder” and, such registration, a “Requesting Securityholder Registration”), then the Company shall in each case give written notice of such proposed filing to all Holders of Registrable Securities at least twenty (20) days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement.

Each Holder of Registrable Securities desiring to have its Registrable Securities registered under this Section 2.2 shall so advise the Company in writing within twenty (20) days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein.  If the Registration Statement relates to an Underwritten Offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriter, as provided herein.  Any Holder shall have the right to withdraw a request to include its Registrable Securities in any public offering pursuant to this Section 2.2 by giving written notice to the Company of its election to withdraw such request at least five (5) Business Days prior to the effective date of such Registration Statement.  Notwithstanding the foregoing, if the managing underwriter of any such proposed public offering advises the Company in writing that the total amount or kind of securities which the Holders of Registrable Securities, the Company and any other persons or entities intended to be included in such proposed public offering is sufficiently large or of a type which such managing underwriter believes would adversely affect the success of such proposed public offering, then the amount or kind of securities offered for the account of the following groups of holders shall be reduced pro rata among members of such group in accordance with such managing underwriter’s recommendation in the following order of priority: (i) if a registration under this Section 2.2 is a Company Registration, then the order of priority shall be (with the securities to be reduced first listed first) (A) subject to the provisions of Section 2.8 hereof, Registrable Securities and securities other than Registrable Securities, on a pro rata basis, and (B) securities offered by the Company; (ii) if a registration under this Section 2.2 is a Requesting Securityholder Registration (and the Requesting Securityholder is not a Holder), then the order of priority shall be (with the securities to be reduced first listed first) (A) Registrable Securities (other than securities of the Requesting Securityholder), (B) securities offered by the Company and (C) securities of the Requesting Securityholder; and (iii) if a registration under this Section 2.2 is a Requesting Securityholder Registration made pursuant to Section 2.1 hereof, then the order of priority shall be as set forth in Section 2.1(c).  Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a Registration Statement referred to in this Section 2.2 at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective, without obligation to any Holder of Registrable Securities, unless such registration statement was filed pursuant to Section 2.1 hereof.

Section 2.3  Registration Procedures.

(a)  General.  In connection with the Company’s registration obligations, pursuant to Sections 2.1, 2.2 and 2.3 hereof, at its expense, except as provided in Section 2.6, the Company will, as soon as practicable:

(i)  prepare and file with the SEC a Registration Statement with respect to such Registrable Securities as described in Sections 2.1 and 2.2 on a form permitted by Section 2.1 or 2.2 and available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the time periods set forth in Section 2.1(b) (if applicable); provided that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement;

(ii)  take such reasonable action as may be necessary so that: (A) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (B) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not, as of such date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)  notify the selling Holders of Registrable Securities and the managing underwriters, if any, as soon as practicable and, if requested by the Holders, confirm such notice in writing (A) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (B) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any comments with respect to any Registration Statement and of the Company’s responses thereto, (D) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (E) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (F) of the happening of any event which makes any statement of a material fact made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading (which notice shall be accompanied by an instruction to suspend the use of the Prospectus relating to such Registrable Securities until the requisite changes have been made);

(iv)  furnish to each selling Holder of Registrable Securities prior to the filing thereof with the SEC, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and afford such Holder, the managing underwriter and their respective counsel a reasonable opportunity within a reasonable period to review and comment on copies of all such documents (including a reasonable opportunity to review copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed;

(v)  furnish to each selling Holder of Registrable Securities, without charge, as many conformed copies as may reasonably be requested, of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(vi)  deliver to each selling Holder of Registrable Securities, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request in order to permit the offering and sale of the shares of such Registrable Securities to be offered and sold, and the Company consents (except during a suspension period permitted by this Agreement) to the use of the Prospectus or any amendment or supplement thereto by the selling Holder in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto in accordance with the terms hereof;

(vii)  use commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement relating to such Registrable Securities;

(viii)  prior to the offering of Registrable Securities pursuant to any Registration Statement, use commercially reasonable efforts to register or qualify or cooperate with the selling Holders of Registrable Securities and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities or underwriter reasonably requests in writing and to keep such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to do all other acts or things reasonably necessary or advisable to enable the disposition in such distributions of the securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (viii), (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(ix)  cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery to the selling Holders or the managing underwriters, at the Company’s expense, of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders or managing underwriters, if any, may request at least two Business Days prior to any sale of Registrable Securities to any underwriters and instruct the transfer agent and registrar of the Registrable Securities to release any stop transfer orders with respect to the Registrable Securities;

(x)  cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which identical securities issued by the Company are then listed on or prior to the effective date of any Registration Statement and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form;

(xi)  provide the Holders, the transfer agent and registrar a CUSIP number for the Registrable Securities no later than the effective date of such Registration Statement;

(xii)  use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders, as soon as reasonably practicable, earnings statements satisfying the provisions of Section 11(a) of the Securities Act;

(xiii)  cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority;

(xiv)  if requested, include or incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement, such information as the managing underwriters administering an Underwritten Offering of the Registrable Securities registered thereunder reasonably request to be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after they are notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

(xv)  upon the occurrence of any event contemplated by clauses (D), (E) or (F) of Section 2.3(a)(iii) above, as soon as reasonably practicable prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xvi)  subject to the proviso in paragraph (viii) above, cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities (other than as may be required by the governmental agencies or authorities of any foreign jurisdiction and other than as may be required by a law applicable to a selling Holder by reason of its own activities or business other than the sale of Registrable Securities);

(xvii)  if such offering is an Underwritten Offering, enter into an underwriting agreement with an investment banking firm selected in accordance with Section 2.3(c) of this Agreement containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary underwritten distributions and take all such other actions as are reasonably requested by the managing underwriters for such underwritten offering in order to facilitate the registration or the disposition of such Registrable Securities, including delivery of customary accountants comfort letters and legal opinions;

(xviii)  if such offering is an Underwritten Offering, upon the execution of a customary confidentiality agreement, (a) make reasonably available for inspection by each selling Holder of Registrable Securities and any managing or lead underwriter in such Underwritten Offering, and any attorney, accountant or other agent retained by such selling Holder or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall be reasonably necessary to enable them to conduct a “reasonable” investigation for purposes of Section 11(a) of the Securities Act; (b) cause the Company’s officers, directors and employees to make reasonably available for inspection all relevant information reasonably requested by the selling Holder or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement, in each case, as is customary for similar due diligence examinations; and (c) deliver such documents and certificates as may be reasonably requested by the selling Holder and the managing underwriters, if any, including customary opinions of counsel and “cold comfort” letters as may be reasonably required pursuant to the underwriting agreement relating thereto;

(xix)  in connection with an Underwritten Offering requested pursuant to Section 2.1, the Company will participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders participating therein, in customary efforts to sell the securities under the offering, including, without limitation, participating in “road shows” or other investor meetings, and the Company shall secure the reasonable participation of its senior management for such purposes;

(xx)  permit one legal counsel to the Holders to review and comment upon a registration statement filed pursuant to Section 2.1 or 2.2 and all amendments and supplements thereto at least five (5) days prior to their filing with the SEC, and not file any document in a form to which such legal counsel reasonably objects (such legal counsel to be chosen by the Holders of a majority of the Registrable Securities being included in such registration statement); and

(xxi)  use its commercially reasonable efforts to take all other reasonable steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Registration Statement contemplated hereby.

The Company may require each seller of Registrable Securities, prior to inclusion of its Registrable Securities in a Registration Statement as to which any registration is being effected, to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request and as shall be required in connection with any registration referred to herein.  No Holder may include Registrable Securities in any Registration Statement pursuant to this Agreement unless and until such Holder has furnished to the Company such information.  Each Holder further agrees to furnish as soon as reasonably practicable to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not misleading.

(b)     Each Holder of Registrable Securities agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in clause (D), (E) or (F) of Section 2.3(a)(iii) or in Section 2.4(b), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (1) such Holder is advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act or (2) such Holder receives copies of a supplemented or amended Prospectus contemplated by this Section 2.3(b), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed.  If the Company shall have given any such notice during a period when a demand registration is in effect, the Company shall extend the period described in Section 2.1(b)(i) (as applicable) by the number of days during which any such disposition of Registrable Securities is discontinued pursuant to this paragraph, if so directed by the Company, on the happening of such event, the Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(c)  Selection of Underwriters.  With respect to any Underwritten Offering, the Company shall be entitled to select the managing underwriter.

Section 2.4  Other Agreements.

(a)  “Market Stand-Off” Election.  In the case of any Underwritten Offering, upon the request of the managing underwriter, each Holder agrees not to effect any public sale or distribution of Registrable Securities, except as part of such underwritten registration pursuant to the terms hereof, during the period beginning fifteen (15) days prior to the closing date of such underwritten offering and during the period ending ninety (90) days after such closing date (or such longer period, not to exceed 180 days, as may be reasonably requested by the managing underwriter or underwriters).

(b)  Material Development Condition.  With respect to any Registration Statement filed or to be filed pursuant to Section 2.1, if the Company determines, in its good faith judgment, that (i) it would (because of the existence of, or in anticipation of, a material acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or development involving the Company or any subsidiary, or the unavailability of any required financial statements, or any other event or condition of similar significance to the Company or any subsidiary) be materially detrimental to the Company or any subsidiary or its stockholders for such a Registration Statement to become effective or to be maintained effective or for sales of Registrable Securities to continue pursuant to the Registration Statement, or (ii) the filing or maintaining effectiveness of a Registration Statement would require disclosure of material information that the Company has a valid business purpose of retaining as confidential (each, a “Material Development Condition”), the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving of a written notice (a “Delay Notice”) to such effect, signed by the Chief Executive Officer, President, Chief Financial Officer or any Vice President of the Company, to any Holder of Registrable Securities included or to be included in such Registration Statement, (A) to cause sales of Registrable Securities by such Holder pursuant to such Registration Statement to cease, (B) to delay actions to bring about the effectiveness of such Registration Statement and sales thereunder or, upon the written advice of counsel, cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or (C) in the event no such Registration Statement has yet been filed, to delay filing any such Registration Statement, until, in the good faith judgment of the Company, such Material Development Condition no longer exists (notice of which the Company shall promptly deliver to any Holder of Registrable Securities with respect to which any such Registration Statement has been filed).

Notwithstanding the foregoing provisions of this paragraph (b):

(1)  the Company shall not be entitled to cause sales of Registrable Securities to cease or to delay any registration of Registrable Securities required pursuant to Section 2.1 by reason of any existing or anticipated Material Development Condition for a period of more than sixty (60) consecutive days; provided, that the Company shall not be entitled to exercise any such right more than two times in any calendar year or less than 30 days from the prior such suspension period; and provided further, that such exercise shall not prevent the Holders from being entitled to at least 240 days of effective registration per calendar year;

(2)  in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as hereinbefore provided, the Company shall cause a new Registration Statement covering the Registrable Securities to be filed with the SEC as soon as reasonably practicable after the occurrence of the earlier of (i) the expiration of such Material Development Condition and (ii) the expiration of the period set forth in clause (1) above, and the registration period for such new registration statement shall be the number of days that remained in the required registration period with respect to the withdrawn Registration Statement at the time it was withdrawn; and

(3)  in the event the Company elects not to withdraw or terminate the effectiveness of any such Registration Statement but to cause a Holder or Holders to refrain from selling Registrable Securities pursuant to such Registration Statement for any period during the required registration period, such required registration period with respect to such Holders shall be extended by the number of days during such required registration period that such Holders are required to refrain from selling Registrable Securities.

Section 2.5  Registration Expenses.  All reasonable documented expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), fees of the Financial Industry Regulatory Authority, transfer and registration fees of transfer agents and registrars, printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including expenses of any special audit or accounting review), securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder, reasonable fees and expenses, not to exceed $30,000 per registration hereunder, of one counsel for the Holders (and any necessary local counsel), and fees and expenses of other Persons retained by the Company (all such expenses being referred to as “Registration Expenses”), shall be borne by the Company; provided, that Registration Expenses shall not include out-of-pocket expenses incurred by the Holders (except as specifically provided above in this Section 2.5) and underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities, which shall be paid by the Holders pro rata on the basis of the number of shares of Common Stock registered on their behalf.

Section 2.6  Indemnification.

(a)  Indemnification by the Company.  The Company will, with respect to any Registrable Securities as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify each Holder, each Holder’s officers, directors, partners and members, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages and liabilities, joint or several, (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company in connection with any such registration, and the Company will reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred. The indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (1) to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder, (2) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act or (3) to the extent such expenses, claims, losses, damages or liabilities result from a Holder’s use of a Registration Statement during the effectiveness of a Delay Notice under Section 2.4(b).

(b)  Indemnification by Holders of Registrable Securities.  Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly, the Company, each of its directors, officers, partners and members, each underwriter, if any, of the Company’s securities covered by such a registration, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each of such Holder’s officers, directors, partners and members and each person controlling such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is contained in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein or any representation or warranty made by such Holder in any agreement, document or instrument in respect of the Registrable Securities, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities law applicable to such Holder, and will reimburse each of the Holder Indemnified Parties for any reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that in no event shall any indemnity under this Section 2.6(b) payable by a Holder exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. The indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed), nor shall the Holder be liable for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

(c)  Conduct of Indemnification Proceedings.  Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably acceptable to the Indemnified

Party, and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 2.6, only to the extent that the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 2.6 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Section 2.6 shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.

(d)  Contribution.  If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in Section 2.6, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.6 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.6. In no event shall any Holder’s contribution obligation under this Section 2.6 exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation.  No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 2.7  Participation in Underwritten Registrations.  No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting arrangements related thereto and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably requested under the terms of such underwriting arrangements.  Nothing in this Section 2.7 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

Section 2.8  Other Registration Rights.  The Company shall not modify or amend any existing agreement providing for registration rights in a manner that would adversely affect the rights of the Holders hereunder.  Notwithstanding anything herein to the contrary, the Company may grant registration rights to other parties with respect to shares of Common Stock so long as the registration rights would not be in conflict with or inconsistent with the rights of the Holders hereunder in any material respect.  The Company and the Holders acknowledge and agree that the Company has granted registration rights to other investors in the Company’s securities that are substantially equivalent to those granted hereunder.

Section 2.9  Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the restricted securities to the public without registration, the Company agrees to use its commercially reasonable efforts to: (a) make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act; and (b) so long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon written request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

ARTICLE 3

TRANSFER RESTRICTIONS.

Section 3.1  Transfer Restrictions.

(a)  Each Holder agrees that no transfer of Registrable Securities by the Holders may be effected except in compliance with the restrictions set forth in this Article III and with the requirements of the Securities Act and any other applicable securities laws.  Any attempted transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company.

(b)  Each Holder agrees that the Registrable Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.

Section 3.2  Legends.

(a)  Each certificate representing Registrable Securities shall bear the following legend (and a comparable notation or other arrangement will be made with respect to any uncertificated Stockholder Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.”

(b)  The legend set forth above shall be removed and the Company shall issue a certificate without such legend to a holder of Registrable Securities or issue to such holder by electronic delivery at the applicable balance account of The Depository Trust Company, if, unless otherwise required by state securities laws, (i) such Registrable Securities are registered for resale under the Securities Act pursuant to an effective registration statement and such holder agrees and provides the Company with reasonable assurance that such Registrable Securities shall only be sold pursuant to such registration statement, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, the form and substance of which opinion shall be reasonably acceptable to the Company, that the sale, assignment or transfer of the Common Shares may be made without registration under the applicable requirements of the Securities Act or (iii) such holder provides the Company with reasonable assurance that the Common Shares can be sold, assigned or transferred pursuant to Rule 144 of the Securities Act (if the transferor is not an Affiliate of the Company) or have been sold pursuant to and in compliance with Rule 144.

ARTICLE 4

MISCELLANEOUS

Section 4.1  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes (a) when personally delivered or given by machine-confirmed facsimile, (b) one business day after a writing is delivered to a national overnight courier service or (c) three business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, in each case, addressed as follows (or at such other address for a party as shall be specified by like notice):

(i)	in the case of the Company, to:

COSI, Inc.
294 Washington Street, Suite 510
Boston, MA 02108

Telephone: (857) 415-5000
Facsimile: (857) 317-3935
Attention: Chief Financial Officer

With a copy to:

COSI, Inc.
294 Washington Street, Suite 510
Boston, MA  02108
Telephone:  (857) 415-5000 or (312) 310-1336
Facsimile:  (847) 580-4964
Attention:  General Counsel

(ii) in the case of a Holder, to the address set forth opposite such Holder’s name, on Schedule A hereto,

with a copy to:

[     ]

Section 4.2  Amendment and Waiver.  This Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given, unless (a) with respect to a particular offering under Section 2, the Company has obtained the written consent of Holders of a majority of the Registrable Securities included in such offering as are then outstanding as determined by the Company, and (b) in any other event, the Company has obtained the written consent of Holders of a majority of the Registrable Securities then outstanding as determined by the Company.  Whenever the consent or approval of Holders of a specified number of Registrable Securities is required hereunder, Registrable Securities held by the Company shall not be counted in determining whether such consent or approval was given by the Holders of such required number.

Section 4.3  Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  Notwithstanding the foregoing, the rights and obligations of the Company, on one hand, and the Holders, on the other, under this Agreement shall not be assigned or delegated without the prior written consent of the other; provided, however, that if any Holder or any Permitted Transferee (collectively, the “Transferor”) sells or otherwise transfers any of its Registrable Securities to another Holder, such Transferor may assign (in whole or in part) its rights under Section 2.2 of this Agreement to such Holder; provided, however, (i) the Transferor shall, at least five (5) days prior to such Transfer, furnish to the Company written notice of the name and address of such proposed Holder and a description (including amount) of the securities with respect to which such rights are being assigned and (ii) such transferee Holder shall assume in writing, concurrently with such transfer, the obligations of the Transferor under this Agreement and shall be added to Schedule A hereto; and provided further that no such assignment shall relieve the Holder or the Transferor of any of its obligations under this Agreement.  Any attempted or purported assignment that does not comply with this Section 4.3 shall be null and void and shall be of no effect.

Section 4.4  Interpretation.  When a reference is made in this Agreement to Sections, paragraphs or clauses, such reference shall be to a Section, paragraph or clause of this Agreement unless otherwise indicated.  The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against any party.  The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 10, 2015.  The words “hereof,” “herein,” “herewith,”  “hereby” and “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

Section 4.5  Further Assurances.  Each party to this Agreement shall use commercially reasonable efforts to (i) do and perform or cause to be done and performed all such further acts and things and shall execute and (ii) deliver all such agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.6  No Third-Party Beneficiaries.  No person or entity not a party to this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder. All representations, warranties or agreements of the Holders contained in this Agreement shall inure to the benefit of the Company.

Section 4.7  Entire Agreement.  This Agreement and all other documents required to be delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior documents, agreements and understandings, both written and verbal, among the parties with respect to the subject matter hereof and the transactions contemplated hereby.

Section 4.8  Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then, if possible, such illegal, invalid or unenforceable provision will be modified to such extent as is necessary to comply with such present or future laws and such modification shall not affect any other provision hereof; provided that, if such provision may not be so modified, such illegality, invalidity or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 4.9  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES.

Section 4.10  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

THE COMPANY

COSI, INC.

By:  /s/ Richard Bagge

Name:  Richard Bagge

Title:  Interim CFO

[Signature Page to Registration Rights Agreement]

THE HOLDERS:

TRISHIELD SPECIAL SITUATIONS MASTER FUND LTD.

By: /s/ Alan J. Buick, Jr.

Name: Alan J. Buick, Jr.

Title: Managing Member of Trishield Capital
Management LLC, Its Investment Manager

PLAISANCE FUND, L. P.

By: /s/ Daniel Kozlowski

Name: Daniel Kozlowski

Title: Vice President

LKCM MICRO-CAP PARTNERSHIP, L. P.

By: /s/ Jacob D. Smith

Name: Jacob D. Smith

Title: Vice President & General Counsel, LKCM Micro-Cap Management, L. P.,
its General Partner

[Signature Page to Registration Rights Agreement]

LKCM PRIVATE DISCIPLINE MASTER FUND, SPC

By: /s/ Jacob D. Smith

Name: Jacob D. Smith

Title: Vice President & General Counsel, LKCM Private Discipline Management, L.P., its Manager

GOOSE HILL CAPITAL LLC

By: /s/ Steven D. Heinemann

Name: Steven D. Heinemann

Title: Managing Member

BIGGER CAPITAL FUND, LP

By: /s/ Michael Bigger

Name: Michael Bigger

Title: Managing Member of General Partner

KENNETH B. VAUGHAN

By: /s/ Kenneth B. Vaughan

Name: Kenneth B. Vaughan

[Signature Page to Registration Rights Agreement]